UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): 9/20/2018
GENOCEA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36289	51-0596811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cambridge Discovery Park 100 Acorn Park Drive, 5th Floor Cambridge, MA (Address of principal executive offices)		02140 (Zip Code)
(Registrant’s telephone number, including area code): (617) 876-8191
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§ 240 12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.05                   Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On September 20, 2018, the Board of Directors of Genocea Biosciences, Inc. (“GNCA”) approved and adopted an updated Code of Business Conduct and Ethics (the “Code”). The Code updates include (i) the addition of provisions concerning confidentiality, privacy and employee relations matters, (ii) the modification of reporting procedures to include GNCA’s new General Counsel, and (iii) the addition of explicit reporting requirements for any waiver or amendment of the Code.

The foregoing description of the updates to the Code of Business Conduct and Ethics does not purport to be complete and is qualified in its entirety by reference to the Code of Business Conduct and Ethics, attached as Exhibit 14.1 hereto and incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits.

Exhibit No.	Description
14.1	Genocea Biosciences, Inc. Code of Business Conduct and Ethics, September 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENOCEA BIOSCIENCES, INC.

By:	/s/ Derek M. Meisner
Derek M. Meisner
Senior Vice President and General Counsel

Date:  September 24, 2018